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                                                                                                                      Exhibit A-7
                                                                                                                      (Unaudited)


                                                        Nicor Energy Ventures Company
                                                  Consolidating Statement of Operations
                                                   For the Year Ended December 31, 2003
                                                                 (Millions)

                                             Nicor Energy  Nicor         Nicor Energy                Adjustments
                                             Ventures      Enerchange    Services         Other         and
                                             Company       L.L.C.        Company       Subsidiaries  Eliminations  Consolidated
                                             ------------  ------------  ------------  ------------  ------------  ------------

Operating revenues                           $         -   $       6.1   $      27.6   $       1.0   $         -   $      34.7
                                             ------------  ------------  ------------  ------------  ------------  ------------

Operating expenses
   Cost of gas                                         -             -             -             -             -             -
   Operating and maintenance                         0.3           4.1          21.5           1.6             -          27.5
   Depreciation                                      0.2           0.3           0.8             -             -           1.3
   Taxes, other than income taxes                      -           0.1           0.3             -             -           0.4
   Property sales (gain) loss                          -             -             -          (0.4)          0.4             -
                                             ------------  ------------  ------------  ------------  ------------  ------------
                                                     0.5           4.5          22.6           1.2           0.4          29.2
                                             ------------  ------------  ------------  ------------  ------------  ------------

Operating income (loss)                             (0.5)          1.6           5.0          (0.2)         (0.4)          5.5
                                             ------------  ------------  ------------  ------------  ------------  ------------

Equity investment income (loss)                      5.5             -             -           9.5          (5.1)          9.9
Other income (expense), net                          0.1           0.1             -           0.4             -           0.6
Interest expense, net of amounts
   capitalized                                         -           0.3             -             -             -           0.3
                                             ------------  ------------  ------------  ------------  ------------  ------------

Income (loss) before income taxes and
 cumulative effect of accounting change              5.1           1.4           5.0           9.7          (5.5)         15.7
Income taxes                                           -           0.6           2.0           3.8          (0.2)          6.2
Income (loss) before cumulative effect       ------------  ------------  ------------  ------------  ------------  ------------
 of accounting change                                5.1           0.8           3.0           5.9          (5.3)          9.5
Cumulative effect of accounting change,
 net of tax                                            -          (4.6)            -             -             -          (4.6)
                                             ------------  ------------  ------------  ------------  ------------  ------------

Net income (loss)                            $       5.1   $      (3.8)  $       3.0   $       5.9   $      (5.3)  $       4.9
                                             ============  ============  ============  ============  ============  ============


Note:  Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.


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